THE AUDITED COMBINED FINANCIAL STATEMENTS OF ZHONGSHAN HOSPITAL AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020,2019 AND 2018

Exhibit 99.1

TABLE OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL (the “Company”) as of December 31, 2020, 2019 and 2018 and the related combined statements of operations, comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2020, 2019 and 2018, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the combined financial position of the Company at December 31, 2020, 2019 and 2018, and the combined results of its operations and its cash flows for the years ended December 31, 2020 ,2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring significant losses and has accumulated deficiency in stockholders’ equity.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP.

Singapore

June 2, 2021

We have served as the Company’s auditor since 2021

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

BALANCE SHEETS

	December 31,	December 31,	December 31,
	2020	2019	2018

ASSETS
CURRENT ASSETS
Cash	$5,324	$19,320	$25,877
Accounts receivable, net	92,826	87,920	156,596
Inventories, net	120,086	125,074	90,755
Prepayments and other receivables	194,286	164,064	30,239
Total current assets	412,522	396,378	303,467

NON-CURRENT ASSETS
Property, plant and equipment, net	570,788	588,965	593,908
Operating lease-right of use assets	1,187,913	1,226,625	1,364,282
Total non-current assets	1,758,701	1,815,590	1,958,190

TOTAL ASSETS	$2,171,223	$2,211,968	$2,261,657

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$153,259	-	$-
Accounts payable, trade	795,010	548,628	351,491
Advances from customers	2,710	667	20,994
Amount due to related parties	215,179	580,340	709,983
Other payables and accrued liabilities	391,205	362,992	444,501
Lease liability-current	158,860	148,583	151,029
Total current liabilities	1,716,223	1,641,210	1,677,998

NON-CURRENT LIABILITIES
Lease liability-non current	1,101,282	1,126,647	1,239,551
Total non-current liabilities	1,101,282	1,126,647	1,239,551

TOTAL LIABILITIES	2,817,505	2,767,857	2,917,549

Shareholders’ deficit:
Paid-in-capital	685,687	685,687	685,687
Accumulated deficit	(1,330,216)	(1,281,078)	(1,371,464)
Accumulated other comprehensive income	(1,753)	39,502	29,885
Total shareholders’ deficit	(646,282)	(555,889)	(655,892)

Total liabilities and shareholders’ deficit	$2,171,223	$2,211,968	$2,261,657

The accompanying notes are an integral part of the combined financial statements

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN/LOSS

	For the Year Ended December 31
	2020	2019	2018

REVENUES	$1,452,735	$1,607,803	$1,403,498

COST OF REVENUES	1,171,104	1,194,321	1,260,778

GROSS PROFIT	281,631	413,482	142,720

OPERATING EXPENSES:
General and administrative	266,582	318,995	305,599
Total operating expenses	266,582	318,995	305,599

INCOME (LOSS) FROM OPERATIONS	15,049	94,487	(162,879)

OTHER INCOME (EXPENSE)
Interest expense	53,550	56,885	62,612
Interest income	-	(44)	(42)
Other income(expense)	10,637	(52,740)	24,535
Total other income, net	64,187	4,101	87,105

INCOME (LOSS) BEFORE INCOME TAXES	(49,138)	90,386	(249,984)

PROVISION FOR INCOME TAXES	-	-	-

NET INCOME (LOSS)	(49,138)	90,386	(249,984)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(41,255)	9,617	27,657
TOTAL COMPREHENSIVE INCOME (LOSS)	(90,393)	100,003	(222,327)

The accompanying notes are an integral part of the combined financial statements

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(In US dollars)

	Amount	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders Equity
Balance as of January 1, 2018	$622,286	$2,228	$(1,121,480)	$(496,966)
Share capital	63,401			63,401
Net loss	-	-	(249,984)	(249,984)
Foreign currency translation adjustment	-	27,657	-	27,657
Balance as of December 31, 2018	685,687	$29,885	$(1,371,464)	$(655,892)
Net income	-	-	90,386	90,386
Foreign currency translation adjustment	-	9,617	-	9,617
Balance as of December 31, 2019	685,687	39,502	(1,281,078)	(555,889)
Net income			(49,138)	(49,138)
Foreign currency translation adjustment		(41,255)		(41,255)
Balance as of December 31, 2020	685,687	$(1,753)	(1,330,216)	(646,282)

The accompanying notes are an integral part of the financial statements

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL STATEMENTS OF CASH FLOWS

	For the Year Ended December 31
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(49,138)	$90,386	$(249,984)
Adjustments to reconcile net income/(loss) to cash used in operating activities:
Depreciation and amortization	185,775	161,199	229,133
Allowance for inventory provision	1,977	3,086	1,431
Change in operating assets and liabilities
Accounts receivable	(4,906)	68,675	(136,670)
Advances to suppliers			(136,217)
Inventories	3,010	(37,405)	(65,044)
Prepayments and other receivables	(30,223)	(133,826)	150,854
Operating lease-right of use assets	38,712	137,658	(1,364,282)
Accounts payable, trade	246,382	197,138	351,491
Advances from customers	2,043	(20,327)	16,173
Operating lease liabilities	(15,088)	(115,351)	1,390,580
Other payables and accrued liabilities	28,215	(81,508)	(364,943)
Net cash used in(provided by) operating activities	406,759	269,725	(177,478)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, planet, and equipment	(126,861)	(165,876)	(773,315)
Net cash provided by investing activities	(126,861)	(165,876)	(773,315)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase of share capital	-	-	63,401
Proceeds from short-term loan	153,259	-	-
Amount financed from (to) related parties	(365,161)	(129,643)	709,983
Net cash provided by (used in) financing activities	(211,902)	(129,643)	773,384

EFFECT OF EXCHANGE RATE ON CASH	(81,992)	19,237	81,915

I(DECREASE IN CASH	(13,996)	(6,557)	(95,494)

CASH AND CASH EQUIVALENTS, beginning of period	19,320	25,877	121,371

CASH AND CASH EQUIVALENTS, end of period	5,324	19,320	25,877

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	-	-	-

Cash paid for interest expense, net of capitalized interest	53,550	-	-

The accompanying notes are an integral part of the combined financial statements

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL (“Zhongshan Hospital”) was incorporated under the laws of the People’s Republic of China (“China” or the “PRC”)on September 28, 2005 in Chaohu City, Anhui Province. Zhongshan Hospital is a modern comprehensive minimally invasive hospital approved by Anhui Provincial Department of Health. Mr. Yu Xiang, a citizen of the PRC was the record owner of 100% of the equity interests of Zhongshan Hospital.

2. GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As reflected in the accompanying consolidated financial statements the Company incurred a comprehensive loss of $90,393 in the year ended December 31, 2020. As of December 31, 2020, the Company had an accumulated deficit of $1,330,216 and a working capital deficit of $1,303,701. Management believes these factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months.

The continuation of the Company as a going concern through the next twelve months is dependent upon (1) the continued financial support from its stockholders or its ability to obtain external financing, and (2) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

●	Use of estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions made by management include, among others, useful lives and impairment of long-lived assets, collectability of accounts receivable, advance to suppliers allowance for doubtful accounts and reserve of inventory. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

●	Cash

Cash consist primarily of cash on hand and cash in banks. The Company maintains cash in accounts with various financial institutions in the PRC, which accounts are uninsured. The Company has not experienced any losses with respect to its bank accounts and believes it is not exposed to any risk on its cash held in its bank accounts.

●	Accounts receivable, net

Accounts receivable mainly represents the amount due from the Company’s customers that sales of medical and service of hospital outpatient. Accounts receivable are reported on net realizable value consisting of carrying amount, which representing of the invoiced amount, less allowance for doubtful amounts, if necessary. At the end of each period, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For those receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020, 2019 and 2018, the allowance for doubtful accounts were all $0.

●	Advances to suppliers

Advances to suppliers consist of prepayments to our vendors, such as pharmaceutical manufacturers, medical device manufactures and other upper stream distributors. Such advances depend on the situation, such as the nature of the goods, the supplier-demand relationship, the negotiation with the vendors and delivery time to receive products from vendors after making prepayments. We continuously monitor delivery from, and payments to, our vendors while maintaining a provision for estimated credit losses based upon historical experience and any specific supplier issues, such as discontinuing of inventory supply, that have been identified. If we have difficulty receiving products from a vendor, we take the following steps: cease purchasing products from such vendor, ask for return of our prepayment promptly, and if necessary, take legal action. No legal actions were initiated during the reporting periods. If all of these steps are unsuccessful, management then determines whether the prepayments should be reserved or written off. The balance of allowance for doubtful accounts relating to advances to suppliers were all $0 as of December 31, 2020, 2019 and 2018.

●	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company reviews historical sales activity quarterly to determine excess, slow moving items, potentially obsolete items or expired items. The Company provides an inventory reserve based on the excess quantities on hand equal to the difference, if any, between the cost of the inventory and its estimated market value, potential obsolescence of inventories determined principally by customer demand and the expiration dates of the items. Any expired medicines are written off immediately.

 CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL
NOTES TO FINANCIAL STATEMENTS

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful	Residual
	lives	value

Medical equipment	10 years	5%
Leasehold improvement	5 years	5%
Office equipment	5 years	5%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Lease

On January 1, 2020 the Company adopted Accounting Standards Update (“ASU”) 2016-02. For all leases that were entered into prior to the effective date of ASC 842, we elected to apply the package of practical expedients. Based on this guidance we will not reassess the following: (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) initial direct costs for any existing leases.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of obligations under capital leases, and obligations under capital leases, non-current on our consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

The Company adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods and services, net of value-added tax. The Company determines revenue recognition through the following steps:

●	Identify the contract with a customer;

●	Identify the performance obligations in the contract;

●	Determine the transaction price;

●	Allocate the transaction price to the performance obligations in the contract; and

●	Recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the transfer of the promised goods to the customers, at a point in time or over time as appropriate.

The Company’s revenue is net of value added tax (“VAT”) collected on behalf of PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying combined balance sheets until it is paid to the relevant PRC tax authorities

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL
NOTES TO FINANCIAL STATEMENTS

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts all of its businesses in the PRC and is subject to tax in this jurisdiction.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollar (“US$”). The Company maintains its books and records in the local currency, the Renminbi Yuan (“RMB”), which is the functional currency of the Company as being the primary currency of the economic environment in which the Company operates.

In general, for consolidation purposes, assets and liabilities of a company whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

NOTES TO FINANCIAL STATEMENTS

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective year:

	December 31,	December 31,	December 31,
	2020	2019	2018
Year-end RMB:US$1 exchange rate	6.5249	6.9762	6.8632

Annual average RMB:US$1 exchange rate	6.8976	6.8985	6.6174

●	Related parties

Parties, which can be a corporation or individuals, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2020,2019 and 2018, the Company operates in one reportable operating segment in the PRC.

●	Fair value of financial instruments

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash, accounts receivable, prepayments and other receivables, accounts payable, tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments (Level 1).

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

NOTES TO FINANCIAL STATEMENTS

●	Recent accounting pronouncements

In December 2019, the FASB issued ASU 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, (2) requires an entity to evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Company for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, we have not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

NOTES TO FINANCIAL STATEMENTS

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, consist of the following:

	December 31, 2020	December 31, 2019	December 31, 018
Accounts receivable, cost	$92,826	$87,920	$156,596
Less: allowance for doubtful accounts	-	-	-
Accounts receivable, net	$92,826	$87,920	$156,596

During the years ended December 31, 2020, 2019 and 2018, no allowance for doubtful accounts was accrued for accounts receivable.

5. INVENTORIES

Inventories present merchandise that the Company purchased from its suppliers and holds for sale. Inventories consist of the following:

	December 31, 2020	December 31, 2019	December 31, 2018
Medicine	$73,707	$67,875	$65,282
Medical consumable	48,356	60,285	26,904
Less: impairment	(1,977)	(3,086)	(1,431)
Inventories, net	$120,086	$125,074	$90,755

The Company accrued the impairment reserve or expense for slow moving, obsolete or expired inventory items in the amounts of $1,977, $3,086, $1,431 for the years ended December 31, 2020, 2019 and 2018, respectively.

6. PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables present the rental prepayment for the office, renovation expense and others. The table below set forth the balances as of December 31, 2020, 2019 and 2018.

	December 31,	December 31,	December 31,
	2020	2019	2018
Prepaid rental fees	53,436	137,006	24,284
Others	140,850	27,058	5,955
	194,286	164,064	30,239

Prepayments and other receivables, net	$194,286	$164,064	$30,239

Management evaluates the recoverable value of these balances periodically according to the Company’s policy of credit and allowance for doubtful accounts. During the years ended December 31, 2020, 2019 and 2018, no allowance for doubtful accounts was accrued for other receivable.

7. PROPERTY, PLANT AND EQUIPMENT, NET

The Company’s property, plant and equipment consisted of the following:

	December 31, 2020	December 31, 2020	December 31, 2020
Medical equipment	$449,105	$393,894	$258,708
Leasehold improvement	717,161	643,845	645,567
Office equipment	183,470	106,026	89,714
	1,349,736	1,143,765	993,989
Less: accumulated depreciation	(778,948)	(554,800)	(400,081)
Property, plant and equipment, net	$570,788	$588,965	$593,908

The Company’s accrued depreciation expense for the years ended December 31, 2020, 2019 and 2018 were $185,775, $161,199 and $229,133, respectively.

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL
NOTES TO FINANCIAL STATEMENTS

8. Lease

As of December 31, 2020, the Company has two hospital leases with expiration dates through May 2027 and March 2032. For the years ended December 31, 2020, 2019 and 2018, the lease expenses were $116,876, $116,861 and $121,825, respectively. Balance sheet information related to the Company’s operating leases as of December 31, 2020, 2019 and 2018 was as follows:

	December 31,	December 31,	December 31,
	2020	2019	2018
Operating Lease Assets:
Operating lease	$1,187,913	$1,226,625	$1,364,282
Total operating lease assets	$1,187,913	$1,226,625	$1,364,282
Operating lease obligations:
Current operating lease liabilities	$158,860	$148,583	$151,029
Non-current operating lease liabilities	1,101,282	1,126,647	1,239,551
Total lease liabilities	$1,260,142	$1,275,230	$1,390,580

Lease liability maturities as of December 31, 2020, 2019 and 2018, are as follows:

	December 31,	December 31,	December 31,
	2020	2019	2018
2019	$-	$-	$208,208
2020	-	201,053	204,364
2021	210,751	197,117	200,363
2022	212,488	198,742	202,014
2023 and After	1,108,221	1,002,662	973,055
Total minimum lease payments	1,531,460	1,599,574	1,788,004
Less: Amount representing interest	(271,318)	(324,344)	(397,424)
Total Lease liabilities	$1,260,142	$1,275,230	$1,390,580

9. LOANS

Short-term loans

Short-term loans consist of the following:

	December 31,	December 31,	December 31,
	2020	2019	2018
In September 2020, Zhongshan Hospital entered into a loan agreement with Industrial and Commercial Bank of China Limited to borrow RMB 1,000,000, at a fixed annual interest rate of 4% and due on September 17, 2021. The loan was unsecured loan.	$153,259	$-	-
Total	$153,259	$-	-

For the years ended December 31, 2020, 2019 and 2018, interest expense on short-term loans amounted to $481, $0 and $0, respectively.

10. ACCOUNT PAYABLE

Account payables consisted of the following:

	December 31,	December 31,	December 31,
	2020	2019	2018
Medicines suppliers	$795,010	$548,628	$351,491
	$795,010	$548,628	$351,491

11. ADVANCE FROM CUSTOMER

Advance from customer consisted of the following:

	December 31,	December 31,	December 31,
	2020	2019	2018
Advance payment for hospitalization	$2,710	$667	$20,994
	$2,710	$667	$20,994

12. AMOUNT DUE TO RELATED PARTY

As of December 31, 2020, 2019 and 2018, the total amounts payable to related parties was $215,179, $580,340 and $ 709,983, respectively.

		For the year ended December 31,
	Relationship	2020	2019	2018
Mr. Yu Xiang	shareholder of Zhongshan Hospital	$215,179	$580,340	$709,983

The amount due to related party were shareholder loans from Mr. Yu Xiang. The loans bear no interest and have no maturity date.

13. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	December 31,	December 31,	December 31,
	2020	2019	2018
Salary payable	$41,883	$45,876	$71,088
Accrued operating expenses	104,851	42,255	36,077
Loan payables	234,486	266,621	329,292
Others	9,985	8,240	8,044
	$391,205	$362,992	$444,501

The Loans payable are loans to third parties. As of December 31, 2020, 2019 and 2018, the balance of loans payable by the company to individual A was USD 157,857, USD 180,614 and USD 183,588, respectively. From the effective date of this agreement, the interest will be calculated at 1% per month. The company shall return the principal of RMB 30,000 every three months, and pay the interest until all the money is paid off. As of December 31, 2020, December 31, 2019 and December 31, 2018, the company’s loans payable to individual B were USD 76,630, USD 86,007 and USD 145,705, respectively. The interest rate is 2% per month, and the loan term is one year, which will be renewed in the second year.

14. TAXES

PRC Income Taxes

The Company operates in the PRC and is subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%

The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020,2019 and 2018 is as follows:

	For the year ended December 31
	2020	2019	2018
Income from PRC operation before income taxes	$(49,138)	$90,386	$(249,984)
Statutory income tax rate	25%	25%	25%
Income tax expense at the statutory rate	(12,285)	22,596	(62,496)
Tax effect of loss not recognized	12,285	-	62,496
Tax effect of non-taxable income	-	(22,596)	-
Income tax expense	$-	$-	$-

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL
NOTES TO FINANCIAL STATEMENTS

15. STOCKHOLDERS’ EQUITY

Zhongshan Hospital was incorporated under the laws of the PRC on September 28, 2005 in Chaohu City, Anhui Province with registered capital of RMB 5,000,000 (or appropriately US$ 766,295). The shareholders of Zhongshan Hospital paid in capital of RMB 4,634,700 (or appropriately US$ 685,687).

16. CONCENTRATIONS OF RISK

The following is a discussion of concentrations ricks to which the Company might be exposed:

(a) Major customers

The Company provides the service of hospital and retail sales to individual customers, none of which accounted for a significant percentage of the Company’s revenues.

(b) Major venders

For the year ended December 31, 2020, two vendors accounted for 10% or more of the Company’s purchases and their outstanding balances as at balance sheet date, are presented as follows:

	For the year ended		As of
	December 31,		December 31,
	2020		2020
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor A	$99,110	25.27%	$41,359
Vendor B	$53,278	13.59%	$81,918

For the year ended December 31, 2019, two vendors who accounted for 10% or more of the Company’s purchases and their outstanding balances as at balance sheet date, are presented as follows:

	For the year ended		As of
	December 31,		December 31,
	2019		2019
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor C	$131,565	33.42%	$198,967
Vendor D	$47,029	11.95%	$46,505

For the year ended December 31, 2018, only one vendor who accounted for 10% or more of the Company’s purchases and its outstanding balances as at balance sheet date, are presented as follows:

	For the year ended		As of
	December 31,		December 31,
	2018		2018
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor C	$77,934	19.48%	$108,835

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL

NOTES TO FINANCIAL STATEMENTS

d) Interest rate risk

The Company has loans with fixed interest during the term of loans. Expense and cash flows related to those loans are substantially independent of the market interest rates within its contractual loan term. However, as current loan expires and renews or, additional loans are necessary, new loan potentially subject to interest rate risk. The Company mitigated the concentration of the interest risk through fixed interest rates and holding a right of prepayment of the loans for renewal if the Company can obtain lower fixed interest rates. No interest rate swaps were entered into to manage the interest rate risk. The Company has no significant interest-bearing assets and the Company’s income and operating cash flows related to its assets are substantially independent of changes in market interest rates.

(e) Exchange rate risk

The reporting currency of the Company is the US$, the majority of the Company’s revenues and costs are denominated in RMB and all of the Company’s assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(f) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti- inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

17. SUBSEQUENT EVENTS

On December 15, 2020, Zhongshan Hospital and its shareholder, Mr. Yu Xiang (“Seller”), entered into a stock purchase agreement (“the Agreement”) with BOQI International Medical Inc., a NASDAQ listed company (“BIMI”), and its wholly- owned subsidiary Beijing Xinrongxin Industrial Development Co., Ltd., a company organized under the laws of the PRC (“Buyer”). Pursuant to the Agreement, Buyer agreed to purchase all the issued and outstanding shares (the “Shares”) of Zhongshan Hospital from Seller. The aggregate purchase price for the Shares is RMB 120,000,000 (approximately $18,348,623), to be paid in consideration of 2,000,000 shares of common stock of BIMI (the “Stock Consideration”) and RMB 80,000,000 in cash (the “Cash Consideration”). The transaction was closed on February 5, 2021. At closing, RMB 40,000,000 (approximately US$6,116,207) in cash was delivered to the Seller when 100% of the Zhongshan Hospital Shares were transferred to BIMI. On February 21, 2021, 2,000,000 shares of the Common Stock valued at RMB 40,000,000 (approximately US$6,116,207) were issued to the Zhongshan Hospital seller as part of the post-closing consideration. The balance of the purchase price in the amount of RMB 40,000,000 (approximately US$6,116,207) will be paid subject to post-closing adjustments based on the performance of Zhongshan Hospital in 2021 and 2022, respectively.